SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

ARIZONA GOLD AND ONYX MINING COMPANY

(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): July 25, 2019

UTAH	333-168410	87-0442090
State of Jurisdiction	Commission Number	Employer Identification Number/IRS

1627 WEST 14TH STREET, LONG BEACH, CA 90813

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-714-609-9117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[X] Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 000886093 (the “Registration Statement”), is being filed to deregister certain Common Shares of Stock, nominal value ..001 per share (the “Shares”), of Arizona Gold and Onyx Mining Company (the “Registrant”) Subsequently, the S-8 Shares were issued and then were returned to the Company. On April 13, 2019 the Board of Directors unanimously voted to cancel all 20,000,000 shares of common stock which had been registered with the Securities and Exchange Commission on Form S-8. On May 6, 2019 the transfer agent for the Company cancelled all such shares and they were returned to the Treasury.

Items (8)

Exhibits

1        Board Meeting Minutes, Cancelation of Shares listed in S-8, April 4, 2019

1

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant, Arizona Gold and Onyx Mining Company Organized and existing under the laws of the State of Utah, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25 day of July, 2019

Arizona Gold and Onyx Mining Company
(Registrant)

By:/s/ Michael Mitsunaga
Title, President and Director

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant, Arizona Gold and Onyx Mining Company Organized and existing under the laws of the State of Utah, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25 day of July, 2019

Arizona Gold and Onyx Mining Company
(Registrant)

By:/s/ Kim Halvorson
Title, Secretary and Director

2